EXHIBIT 21

                    BUILDING MATERIALS CORPORATION OF AMERICA

                              LIST OF SUBSIDIARIES



COMPANY                                             STATE OF INCORPORATION

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BMCA Insulation Products Inc.                              Delaware
BMCA Quakertown Inc.                                       Delaware
Building Materials Investment Corporation                  Delaware
Building Materials Manufacturing Corporation               Delaware
GAF Leatherback Corp.                                      Delaware
GAF Materials Corporation (Canada)                         Delaware
GAF Premium Products Inc.                                  Delaware
    Wind Gap Real Property Acquisition Corp.               Delaware
GAF Real Properties, Inc.                                  Delaware
GAFTECH Corporation                                        Delaware
LL Building Products Inc.                                  Delaware
    Ductwork Manufacturing Corporation                     Delaware
Pequannock Valley Claim Service Company, Inc.              Delaware
South Ponca Realty Corp.                                   Delaware